UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

SAVI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Drive, Suite 200 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (858) 350-4207

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Savi Media Group, Inc. ("SVMI"), is announcing a recent addition to its management team and ongoing progress.  SVMI is pleased to announce that Brien Piper has joined the company as the Director of Business Development.  In this role, Brien will coordinate and recruit various pilot programs with commercial fleets.  Mr. Piper has owned and operated multiple corporations in the United States and abroad over the last thirty-five years. These businesses were in industries as diverse as energy, environmental, entertainment, education and marketing. Additionally, he has worked in the technology arena developing products for the medical, electronic and gaming industries.  He is accomplished at striking the kinds of strategic alliances and facilitating the business relationships that propel companies forward.

In addition, SVMI has engaged Dragoncrest Corp., to refer or introduce companies or investors to SVMI, who may offer funds either as debt or equity on terms acceptable to the company.  Mr. Piper is a Director and Co-Founder of Dragoncrest which specializes in developing companies whose growth will result in going public, or in acquisition by a major corporation.   Dragoncrest Corp. is currently a referral source to several major hedge funds both in the U.S. and abroad.

SVMI has begun two pilot programs with commercial fleets to date and are expecting test results within the next few of weeks.  These programs were introduced to us by Brien Piper.  Two additional pilot programs are also in negotiation.  The number of potential vehicles included in these pilot programs may exceed 10,000.

In addition, we are continuing to receive test results from the individual beta testing of the DynoValve.  The test results continue to confirm the gas savings and emission reduction capabilities of the DynoValve.  We received the following testimonial from an installation on a 1999 Dodge Durango with a 5.2L engine:

“Since the DynoValve has been installed in my SUV the gas mileage has increased.  Although I am only on my third tank of gas since the installation of the DynoValve, what I have noticed is that on the freeway I record an average of 19.2 mpg.  Just being able to get about 5 miles per gallon more means an extra 100 miles per tank full for me. I haven’t calculated the dollar amount in savings yet, but knowing that I am doing something to help the environment in our country makes me feel better as well as enjoying the improved performance of my vehicle. I must admit it is a different drive with more power and I especially noticed that I can drive at 60/70mph and I can get 20-22 mpg, instead of getting only 14-15mpg as before. It is almost like I don’t need to press as hard on the gas pedal and the mpg average seems to be improving. The RPM’s are the same and so is the speed. It is just a different drive with more power and less gas.”

We also received the following testimonial from an installation on a 1989 Toyota Truck:

“I just wanted to give you an update on the improved performance and mileage increase of my 1989 Toyota Truck since the Dyno–Valve was installed. Noticeable power increase, the truck wants to get up and go.  So far the gas mileage has increased from a combined city/hwy of 20.x mpg to 24.x mpg.  A big thanks to you for such an awesome product, keep up the great work!”

Finally, limited production of the DynoValve is underway with anticipation of generating sales in the near future.

FORWARD-LOOKING STATEMENTS

This report may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or development that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company's actual results to differ materially from those implied or expressed by the forward-looking statements. The Company assumes no duty whatsoever to update these forward-looking statements or to conform them to future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 4, 2008	Savi Media Group, Inc.

By: /s/ Serge Monros
Serge Monros
Chairman, CEO and CTO